Exhibit 99.1
AMENDMENT NO. 1 TO
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
THE SERIES B CONVERTIBLE PREFERRED STOCK
OF
KEYUAN PETROCHEMICALS, INC.

KEYUAN PETROCHEMICALS, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”), DOES HEREBY CERTIFY that pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the provisions of the Nevada Revised Statutes, the Company's Board of Directors and the holders of a majority of the issued and outstanding shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), have duly ratified and adopted the following resolutions amending the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Keyuan Petrochemicals, Inc. (the “Certificate”).

WHEREAS, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of September 28, 2010, pursuant to which the Company issued and sold to accredited investors an aggregate of 540,001 units, each consisting of 10 shares of its Series B Convertible Preferred Stock, par value $0.001 per share, 1.5 Series C Warrants and 1.5 Series D Warrants;

WHEREAS, pursuant to Section 1 of the Certificate, the Series B Preferred Stock has a three year term maturing on the third anniversary of the date of issuance;

WHEREAS, pursuant to Section 5(b)(viii) of the Certificate, all outstanding shares of the Series B Convertible Preferred Stock shall automatically convert to shares of Common Stock upon maturity; and

WHEREAS, the Company has entered into a Tolling Agreement with the holder of all outstanding shares of Series B Preferred Stock pursuant to which the Company and such holder have mutually agreed to amend the terms of the Series B Preferred Stock as set forth herein; and

WHEREAS, in accordance with the provisions of Section 9 of the Certificate, the amendments set forth herein have been approved by the holders of a majority of the shares of the outstanding Series B Preferred Stock.

NOW, THEREFORE, IT IS HEREBY:

RESOLVED, that Section 1 of the Certificate is hereby amended and restated to read in its entirety as follows:

“1.           Designation and Rank. The designation of such series of the Preferred Stock shall be the Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) with a four-year term that matures (the “Maturity”) on the four year anniversary of the date of issuance (the “Issuance Date”). The maximum number of shares of Series B Preferred Stock shall be 8,000,000 shares. Such number of shares may be increased or decreased by resolution of the Board of Directors.  The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank junior to the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and senior to the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Company’s Series M Preferred Stock, par value $0.001 per share (the “Series M Preferred Stock”) and to all other classes and series of equity securities of the Company which by their terms do not rank pari passu or senior to the Series B Preferred Stock (“Junior Stock”). The Series B Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.”; and be it further

RESOLVED, that clause (viii) of paragraph (b) of Section 5 of the Certificate is hereby amended and restated to read in its entirety as follows:

“(viii)           Mandatory Conversion.  All outstanding shares of the Series B Preferred Stock shall automatically convert to shares of Common Stock, subject to the conversion restrictions set forth in Section 7 hereof (the “Mandatory Conversion”), at 6:00 p.m., Eastern Time, on the four year anniversary of the Issuance Date.  Holders of shares of the Series B Preferred Stock so converted may deliver to the Company at its executive office, or to the Company’s Transfer Agent, as applicable, the certificate or certificates for the Series B Preferred Stock so converted.  As promptly as practicable thereafter, the Company shall issue, or shall cause its Transfer Agent to issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section 5(i).  Until such time as a holder of shares of the Series B Preferred Stock shall surrender its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock issuable pursuant to this Section 5(b).”; and be it further

RESOLVED, that except as specifically amended hereby, the Certificate shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed.

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IN WITNESS WHEREOF, Keyuan Petrochemicals, Inc. has caused this Amendment No. 1 to Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Keyuan Petrochemicals, Inc. to be duly executed by an authorized officer as of this 24th day of September, 2013.

KEYUAN PETROCHEMICALS, INC.

By:	/s/ Chunfeng Tao
Name:	Chunfeng Tao
Title:	Chief Executive Officer